EXHIBIT 99.1
NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2011 SECOND QUARTER RESULTS
     CHICAGO, IL, July 28, 2011 - GATX Corporation (NYSE:GMT) today reported 2011 second quarter net income of $26.4 million or $.56 per diluted share, compared to 2010 second quarter net income of $21.5 million or $.46 per diluted share. The 2011 second quarter results include positive after-tax fair-value adjustments of $6.2 million or $.13 per diluted share related to certain interest rate swaps at GATX’s European rail affiliate, AAE Cargo (“AAE”). The 2010 second quarter results include a net benefit of $3.3 million or $.07 per diluted share related to the favorable resolution of a litigation matter and a tax accrual reversal, partially offset by negative after-tax fair-value adjustments on the interest rate swaps at AAE.
     Net income for the first six months of 2011 was $46.3 million or $.98 per diluted share, compared to $40.2 million or $.86 per diluted share in the prior year period. The 2011 year-to-date results include positive after-tax fair-value adjustments of $12.6 million or $.27 per diluted share related to the AAE interest rate swaps. The 2010 year-to-date results include a net benefit of $2.5 million or $.05 per diluted share related to the aforementioned litigation matter and tax accrual reversal, partially offset by the negative after-tax fair-value adjustments on the AAE interest rate swaps.
     Brian A. Kenney, president and chief executive officer of GATX, stated, “Conditions continued to strengthen in the North American and European rail markets. GATX’s North American fleet utilization increased to 98.2%, and the pace of lease rate increases accelerated. Our Lease Price Index (“LPI”) was a positive 4.4% in the second quarter, reflecting broad-based demand across most car types in our fleet.
     “Specialty continues to perform as expected; the ocean-going marine joint ventures are operating in a challenging rate environment while the spare aircraft engine leasing joint venture is producing strong results. Asset remarketing income is lower versus last year, but we anticipate attractive remarketing opportunities later in the year.”
     Mr. Kenney continued, “American Steamship Company (“ASC”) is seeing solid demand from its customer base, although weather-related delays did negatively impact volumes during the quarter. ASC is trying to negotiate a new labor agreement with the American Maritime Officers union. While ASC is focused on reaching agreement, contingency plans have been developed to minimize the impact of a potential labor dispute.”

     Mr. Kenney concluded, “Based on current strength in the rail market, we are increasing our 2011 full year earnings expectations to a range of $1.85 — $1.95 per diluted share, excluding the impact of the AAE interest rate swaps as noted above and assuming normal operations at ASC.”
RAIL
     Rail segment profit was $56.7 million in the second quarter of 2011, compared to second quarter 2010 segment profit of $29.4 million. The 2011 second quarter results include positive pre-tax adjustments of $6.9 million while the 2010 second quarter results include negative pre-tax adjustments of $5.0 million, both related to the change in fair-value of interest rate swaps at AAE. The improvement in segment profit was driven by higher lease income and increased asset remarketing activity, partially offset by higher maintenance expense in Europe.
     Rail reported segment profit of $108.3 million year to date 2011, compared to $78.7 million in the same period 2010. The 2011 and 2010 year-to-date results include positive pre-tax adjustments of $14.1 million and negative pre-tax adjustments of $5.9 million, respectively, related to the interest rate swaps at AAE.
     At June 30, 2011, Rail’s wholly-owned North American fleet totaled approximately 109,000 cars, and fleet utilization was 98.2% compared to 97.8% at the end of the first quarter and 96.5% at June 30, 2010. GATX’s LPI increased 4.4% in the second quarter, compared to a 0.5% decrease in the first quarter and an 18.6% decrease in the 2010 second quarter. The average lease renewal term for cars in the LPI in the second quarter was 41 months, consistent with the first quarter, and up from 36 months in the second quarter of 2010.
     Rail’s European wholly-owned tank car fleet totaled approximately 21,000 cars and utilization was 95.7%, compared to 95.8% at the end of the first quarter and 94.4% at June 30, 2010.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $8.8 million in the second quarter of 2011 compared to $14.5 million in the second quarter 2010. Year to date, Specialty reported segment profit of $19.5 million, compared to $26.6 million in the same period in 2010. Lower asset remarketing income and affiliate earnings are the primary drivers of the decreases in segment profit compared to the prior year periods.
     The Specialty portfolio currently consists of approximately $802.5 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $185.4 million.

AMERICAN STEAMSHIP COMPANY
     American Steamship Company (“ASC”) reported segment profit of $8.6 million in the second quarter of 2011 compared to $9.1 million in the second quarter 2010. Segment profit year to date 2011 was $9.4 million, compared to $9.5 million year-to-date 2010. Steel mill capacity utilization has increased, and production is up 4.5% year-to-date compared to last year.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2011 second quarter results. Teleconference details are as follows:
Thursday, July 28
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-894-5910
International Dial-In: 1-785-424-1052
Replay: 1- 888-203-1112 / Access Code: 4191313
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary operating segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; costs associated with maintenance initiatives; competitive factors in GATX’s primary markets including lease pricing and asset availability; operational and financial risks associated with long-term railcar purchase commitments; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; uncertainties in relations with labor unions representing GATX employees; and the outcome of pending or threatened litigation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
Jennifer Van Aken
Director, Investor Relations
GATX Corporation
312-621-6689
jennifer.vanaken@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(07/28/11)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
Gross Income
Lease income	$227.2	$213.7	$452.0	$434.9
Marine operating revenue	56.6	52.4	67.7	60.7
Asset remarketing income	8.2	3.9	17.1	18.3
Other income	22.6	18.2	42.8	37.9

Revenues	314.6	288.2	579.6	551.8
Share of affiliates’ earnings	15.0	6.6	32.1	24.9

Total Gross Income	329.6	294.8	611.7	576.7

Ownership Costs
Depreciation	57.3	55.1	109.6	106.8
Interest expense, net	43.1	41.2	86.0	83.8
Operating lease expense	33.3	34.8	67.9	69.4

Total Ownership Costs	133.7	131.1	263.5	260.0

Other Costs and Expenses
Maintenance expense	70.8	65.2	140.1	133.0
Marine operating expense	39.2	35.1	48.1	41.5
Selling, general and administrative	37.4	32.8	73.8	66.3
Other	12.8	5.4	24.7	24.4

Total Other Costs and Expenses	160.2	138.5	286.7	265.2

Income before Income Taxes	35.7	25.2	61.5	51.5
Income Taxes	9.3	3.7	15.2	11.3

Net Income	$26.4	$21.5	$46.3	$40.2

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
Per Share Data

Basic	$0.57	$0.47	$1.00	$0.87

Average number of common shares	46.4	46.2	46.4	46.1

Diluted	$0.56	$0.46	$0.98	$0.86

Average number of common shares and common share equivalents	47.2	46.7	47.1	47.1

Dividends declared per common share	$0.29	$0.28	$0.58	$0.56

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30	December 31
	2011	2010
Assets

Cash and Cash Equivalents	$50.2	$78.5
Restricted Cash	52.4	56.6

Receivables
Rent and other receivables	76.7	70.6
Loans	19.2	0.5
Finance leases	327.8	347.7
Less: allowance for possible losses	(11.8)	(11.6)

	411.9	407.2

Operating Assets and Facilities
Rail	5,675.6	5,513.6
Specialty	296.0	280.8
ASC	371.0	389.1
Less: allowance for depreciation	(2,080.9)	(2,049.7)

	4,261.7	4,133.8

Investments in Affiliated Companies	567.6	486.1
Goodwill	98.5	92.7
Other Assets	200.2	187.5

Total Assets	$5,642.5	$5,442.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$137.6	$114.6

Debt
Commercial paper and borrowings under bank credit facilities	102.2	115.6
Recourse	2,990.1	2,801.8
Nonrecourse	189.8	217.2
Capital lease obligations	15.4	41.9

	3,297.5	3,176.5

Deferred Income Taxes	760.1	750.6
Other Liabilities	256.2	287.0

Total Liabilities	4,451.4	4,328.7
Total Shareholders’ Equity	1,191.1	1,113.7

Total Liabilities and Shareholders’ Equity	$5,642.5	$5,442.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2011
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$211.3	$14.8	$1.1	$—	$227.2
Marine operating revenue	—	—	56.6	—	56.6
Asset remarketing income	7.1	1.1	—	—	8.2
Other income	19.3	1.7	1.1	0.5	22.6

Revenues	237.7	17.6	58.8	0.5	314.6
Share of affiliates’ earnings	8.3	6.7	—	—	15.0

Total Gross Income	246.0	24.3	58.8	0.5	329.6

Ownership Costs
Depreciation	48.9	4.5	3.9	—	57.3
Interest expense, net	32.6	7.3	2.0	1.2	43.1
Operating lease expense	33.0	0.4	—	(0.1)	33.3

Total Ownership Costs	114.5	12.2	5.9	1.1	133.7

Other Costs and Expenses
Maintenance expense	65.7	—	5.1	—	70.8
Marine operating expense	—	—	39.2	—	39.2
Other	9.1	3.3	—	0.4	12.8

Total Other Costs and Expenses	74.8	3.3	44.3	0.4	122.8

Segment Profit (Loss)	$56.7	$8.8	$8.6	$(1.0)	73.1

Selling, general and administrative					37.4

Income before Income Taxes					35.7
Income Taxes					9.3

Net Income					$26.4

Selected Data:

Investment Volume	$102.4	$52.9	$7.4	$1.2	$163.9

Asset Remarketing Income:
Disposition Gains on Owned Assets	6.6	—	—	—	6.6
Residual Sharing Income	0.5	1.1	—	—	1.6

Total Asset Remarketing Income	$7.1	$1.1	$—	$—	$8.2

Scrapping Gains (a)	$5.6	$—	$—	$—	$5.6

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2011
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$420.7	$29.2	$2.1	$—	$452.0
Marine operating revenue	—	—	67.7	—	67.7
Asset remarketing income	14.7	2.4	—	—	17.1
Other income	39.1	1.9	1.1	0.7	42.8

Revenues	474.5	33.5	70.9	0.7	579.6
Share of affiliates’ earnings	15.4	16.7	—	—	32.1

Total Gross Income	489.9	50.2	70.9	0.7	611.7

Ownership Costs
Depreciation	96.8	8.9	3.9	—	109.6
Interest expense, net	65.3	14.4	4.0	2.3	86.0
Operating lease expense	67.4	0.7	—	(0.2)	67.9

Total Ownership Costs	229.5	24.0	7.9	2.1	263.5

Other Costs and Expenses
Maintenance expense	134.6	—	5.5	—	140.1
Marine operating expense	—	—	48.1	—	48.1
Other	17.5	6.7	—	0.5	24.7

Total Other Costs and Expenses	152.1	6.7	53.6	0.5	212.9

Segment Profit (Loss)	$108.3	$19.5	$9.4	$(1.9)	135.3

Selling, general and administrative					73.8

Income before Income Taxes					61.5
Income Taxes					15.2

Net Income					$46.3

Selected Data:

Investment Volume	$156.3	$89.3	$12.6	$1.9	$260.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	14.2	0.2	—	—	14.4
Residual Sharing Income	0.5	2.2	—	—	2.7

Total Asset Remarketing Income	$14.7	$2.4	$—	$—	$17.1

Scrapping Gains (a)	$12.2	$—	$—	$—	$12.2

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2010
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$200.3	$12.4	$1.0	$—	$213.7
Marine operating revenue	—	—	52.4	—	52.4
Asset remarketing income	0.3	3.6	—	—	3.9
Other income	17.2	0.3	—	0.7	18.2

Revenues	217.8	16.3	53.4	0.7	288.2
Share of affiliates’ earnings	(4.7)	11.3	—	—	6.6

Total Gross Income	213.1	27.6	53.4	0.7	294.8

Ownership Costs
Depreciation	47.5	4.3	3.3	—	55.1
Interest expense, net	31.8	6.9	2.2	0.3	41.2
Operating lease expense	34.5	0.4	—	(0.1)	34.8

Total Ownership Costs	113.8	11.6	5.5	0.2	131.1

Other Costs and Expenses
Maintenance expense	61.5	—	3.7	—	65.2
Marine operating expense	—	—	35.1	—	35.1
Other	8.4	1.5	—	(4.5)	5.4

Total Other Costs and Expenses	69.9	1.5	38.8	(4.5)	105.7

Segment Profit	$29.4	$14.5	$9.1	$5.0	58.0

Selling, general and administrative					32.8

Income before Income Taxes					25.2
Income Taxes					3.7

Net Income					$21.5

Selected Data:

Investment Volume	$40.4	$13.5	$5.4	$1.6	$60.9

Asset Remarketing Income:
Disposition Gains on Owned Assets	0.3	0.2	—	—	0.5
Residual Sharing Income	—	3.4	—	—	3.4

Total Asset Remarketing Income	$0.3	$3.6	$—	$—	$3.9

Scrapping Gains (a)	$4.6	$—	$—	$—	$4.6

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2010
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$405.2	$27.7	$2.0	$—	$434.9
Marine operating revenue	—	—	60.7	—	60.7
Asset remarketing income	12.8	5.5	—	—	18.3
Other income	36.5	0.5	—	0.9	37.9

Revenues	454.5	33.7	62.7	0.9	551.8
Share of affiliates’ earnings	3.9	21.0	—	—	24.9

Total Gross Income	458.4	54.7	62.7	0.9	576.7

Ownership Costs
Depreciation	95.1	8.4	3.3	—	106.8
Interest expense, net	63.5	13.7	4.3	2.3	83.8
Operating lease expense	68.9	0.7	—	(0.2)	69.4

Total Ownership Costs	227.5	22.8	7.6	2.1	260.0

Other Costs and Expenses
Maintenance expense	128.9	—	4.1	—	133.0
Marine operating expense	—	—	41.5	—	41.5
Other	23.3	5.3	—	(4.2)	24.4

Total Other Costs and Expenses	152.2	5.3	45.6	(4.2)	198.9

Segment Profit	$78.7	$26.6	$9.5	$3.0	117.8

Selling, general and administrative					66.3

Income before Income Taxes					51.5
Income Taxes					11.3

Net Income					$40.2

Selected Data:

Investment Volume	$88.5	$33.1	$7.0	$2.5	$131.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	12.8	0.7	—	—	13.5
Residual Sharing Income	—	4.8	—	—	4.8

Total Asset Remarketing Income	$12.8	$5.5	$—	$—	$18.3

Scrapping Gains (a)	$8.7	$—	$—	$—	$8.7

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Leverage)

	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011
Assets by Segment (includes off-balance sheet assets)
Rail	$4,899.7	$4,978.0	$5,189.9	$5,185.8	$5,284.9
Specialty	691.5	713.8	728.1	755.5	794.2
ASC	285.5	274.3	271.1	269.1	286.1
Other	89.5	94.7	89.7	82.7	83.9

Total Assets, Excluding Cash	$5,966.2	$6,060.8	$6,278.8	$6,293.1	$6,449.1

Non-performing Investments	$17.4	$17.1	$16.7	$16.5	$16.0

Capital Structure
Commercial Paper and Bank Credit Facilities,
Net of Unrestricted Cash	$72.0	$48.4	$37.1	$121.9	$52.0
On Balance Sheet Recourse Debt	2,515.3	2,534.6	2,801.8	2,810.6	2,990.1
On Balance Sheet Nonrecourse Debt	225.2	222.7	217.2	193.1	189.8
Off Balance Sheet Recourse Debt	746.3	787.4	782.8	718.3	728.5
Off Balance Sheet Nonrecourse Debt	197.8	195.5	188.7	184.7	180.7
Capital Lease Obligations	52.0	50.3	41.9	40.6	15.4

Total Borrowings, Net of Unrestricted Cash	$3,808.6	$3,838.9	$4,069.5	$4,069.2	$4,156.5

Total Recourse Debt (a)	$3,385.6	$3,420.7	$3,663.6	$3,691.4	$3,786.0
Shareholders’ Equity	$1,044.9	$1,098.6	$1,113.7	$1,153.7	$1,191.1
Recourse Leverage (b)	3.2	3.1	3.3	3.2	3.2

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse

+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity
Reconciliation of Total Assets to Total Assets (including off-balance sheet assets), Excluding Cash:

Total Assets	$5,083.0	$5,133.5	$5,442.4	$5,498.7	$5,642.5
Less: Cash	(60.9)	(55.6)	(135.1)	(108.6)	(102.6)
Add Off-Balance Sheet Assets:
Rail	940.4	979.4	968.1	899.8	906.2
Specialty	3.7	3.5	3.4	3.2	3.0

Total Assets, Excluding Cash	$5,966.2	$6,060.8	$6,278.8	$6,293.1	$6,449.1

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-18.6%	-15.7%	-14.0%	-0.5%	4.4%
Average Renewal Term (months)	36	36	36	41	41

Fleet Rollforward
Beginning Balance	108,918	108,626	108,800	111,389	109,780
Cars Added	434	1,189	3,479	175	657
Cars Scrapped	(726)	(917)	(870)	(963)	(1,102)
Cars Sold	—	(98)	(20)	(821)	(571)
Ending Balance	108,626	108,800	111,389	109,780	108,764
Utilization	96.5%	96.8%	97.4%	97.8%	98.2%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,321	20,302	20,226	20,432	20,524
Cars Added	15	61	298	109	164
Cars Scrapped/Sold	(34)	(137)	(92)	(17)	(13)
Ending Balance	20,302	20,226	20,432	20,524	20,675
Utilization	94.4%	95.3%	95.7%	95.8%	95.7%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	74.2%	75.3%	76.8%	77.0%	76.7%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	7.8%	7.2%	7.3%	5.1%	2.7%
Year-over-year Change in U.S. Carloadings (chemical) (c)	12.8%	10.2%	9.6%	7.0%	5.1%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	4.9%	4.9%	5.9%	9.6%	6.3%
Production Backlog at Railcar Manufacturers (d)	14,930	19,267	22,658	51,913	57,308

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	8.3	9.9	8.5	1.2	7.8

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate. Average renewal term reflects the weighted average renewal lease term in months.

(b)	As reported and revised by the Federal Reserve (c) As reported by the Association of American Railroads (AAR)

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)